NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND REPORTS SECOND QUARTER 2011 RESULTS

AUSTIN, TEXAS, July 21, 2011--Temple-Inland Inc. today reported second quarter 2011 net income of $19 million, or $0.17 per diluted share, compared with first quarter 2011 net income of $16 million, or $0.15 per diluted share, and second quarter 2010 net income of $20 million, or $0.18 per diluted share.

Second quarter 2011 net income excluding special items was $23 million, or $0.21 per diluted share, compared with first quarter 2011 net income excluding special items of $24 million, or $0.22 per diluted share, and second quarter 2010 net income excluding special items of $21 million, or $0.19 per diluted share.

	Second Quarter		First Quarter

	2011	2010	2011

Net income per diluted share	$0.17	$0.18	$0.15
Adjustment for special items	$0.04	$0.01	$0.07
Net income per diluted share, excluding special items	$0.21	$0.19	$0.22

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “We had another very good quarter, as our employees again delivered solid operating results. We also generated strong cash from operations of $121 million. Our net debt at second quarter end was $690 million, down $47 million from first quarter end net debt of $737 million.

“In Corrugated Packaging, despite rising input costs and two fewer shipping days compared with first quarter 2011, second quarter operating income was $96 million and return on investment was 18%.  Our mills performed well in the quarter and we continue to make good progress on Box Plant Transformation II.

 “In Building Products, we generated positive EBITDA in the quarter despite depressed housing markets.

“Looking forward, corrugated packaging industry fundamentals are constructive.  We are focused on executing our strategic initiatives and continuing to generate returns well in excess of our cost of capital. In Building Products, we remain committed to generating cash at these depressed levels of housing starts and driving high returns for shareholders as housing markets recover.”

Corrugated Packaging

	Second Quarter		First Quarter

	2011	2010	2011

Segment Operating Income ($ in Millions)	$96	$63	$98

Corrugated Packaging operating results for second quarter 2011 were $96 million. Earnings declined slightly in second quarter 2011 compared with first quarter 2011 as lower mill downtime and benefits from box plant transformation were more than offset by higher input costs and two fewer shipping days. Operating results improved in second quarter 2011 compared with second quarter 2010 as higher box prices and benefits from box plant transformation more than offset higher input costs.

Building Products

	Second Quarter		First Quarter

	2011	2010	2011

Segment Operating Income ($ in Millions)	($8)	$15	($6)

Building Products operating results declined in second quarter 2011 compared with first quarter 2011 as lower lumber prices and gypsum volumes more than offset higher gypsum prices. Operating results declined in second quarter 2011 compared with second quarter 2010 primarily due to lower lumber prices and lower gypsum volumes.

Other

Special items for second quarter 2011 were an after-tax charge of $4 million, or $0.04 per diluted share, primarily related to Box Plant Transformation II.

Temple-Inland will host a conference call on July 21, 2011, at 9:30 am ET to discuss second quarter 2011 results.  To access the conference call, please dial 1-866-394-6665 (1-706-634-1667 from outside the United States, Puerto Rico and Canada) at least 15 minutes prior to the scheduled start of the call.  The access code for the conference call is: 80387291.  Replays of the conference call will be available by dialing 1-855-859-2056 (1-404-537-3406 for international callers) and entering access code 80387291 for two weeks following completion of the live call.

About Temple-Inland

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 58 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's homepage is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; future events related to International Paper Company’s unsolicited tender offer for all outstanding shares of Temple-Inland common stock; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publically revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this report.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

Important Information for Investors

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In response to the tender offer commenced by Metal Acquisition Inc., a wholly-owned subsidiary of International Paper Company, Temple-Inland filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”) on July 18, 2011.

INVESTORS OF TEMPLE-INLAND ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors of Temple-Inland may obtain free copies of the Solicitation/Recommendation Statement and other documents containing important information about Temple-Inland that are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by Temple-Inland are also available free of charge in the “Investor Relations” section of  Temple-Inland’s internet website at www.templeinland.com or by contacting Temple-Inland’s Investor Relations Department at (512) 434-3766.  Materials related to International Paper’s unsolicited offer are available in the “Investor Relations” section of Temple-Inland’s website at www.templeinland.com.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	Second Quarter		First Six Months
	2011	2010	2011	2010
	(In millions, except per share)
Revenues
Corrugated packaging	$845	$786	$1,666	$1,538
Building products	171	190	345	343
Total revenues	$1,016	$976	$2,011	$1,881

Income
Corrugated packaging	$96	$63	$194	$109
Building products	(8)	15	(14)	6
Total segment operating income	88	78	180	115
Items not included in segments:
General and administrative expense	(17)	(19)	(34)	(37)
Share-based and long-term incentive compensation	(20)	(8)	(39)	(14)
Other operating income (expense)	(6)	(2)	(15)	(2)
Other non-operating income (expense)	––	––	(4)	––
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(4)	(4)	(9)	(7)
Interest expense on debt	(11)	(13)	(23)	(26)
Income before taxes	30	32	56	29
Income tax expense	(11)	(12)	(22)	(14)
Net income	19	20	34	15
Net loss attributable to noncontrolling interest of special purpose entities	––	––	1	1
Net income attributable to Temple-Inland Inc.	$19	$20	$35	$16

Average basic shares outstanding	108.6	107.9	108.5	107.8
Average diluted shares outstanding	110.8	109.7	110.6	109.5

Per share information:
Basic earnings	$0.18	$0.19	$0.33	$0.15
Diluted earnings	$0.17	$0.18	$0.32	$0.15
Dividends	$0.13	$0.11	$0.26	$0.22

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	Second Quarter-End 2011	Year-End 2010
	(Dollars in millions)
ASSETS
Current Assets	$1,208	$1,136
Property and Equipment	1,660	1,627
Financial Assets of Special Purpose Entities	2,474	2,475
Goodwill	394	394
Other Assets	271	277
TOTAL ASSETS	$6,007	$5,909

LIABILITIES
Current Liabilities	$516	$508
Long-Term Debt	733	718
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	739	700
Liability for Pension Benefits	323	308
Liability for Postretirement Benefits	110	110
Other Long-Term Liabilities	390	404
TOTAL LIABILITIES	4,951	4,888
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	965	929
Noncontrolling Interest of Special Purpose Entities	91	92
TOTAL SHAREHOLDERS’ EQUITY	1,056	1,021
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,007	$5,909

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Second Quarter		First Six Months
	2011	2010	2011	2010
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$118	$75 (a)	$211	$127	(a)
Working capital	3	18	(55)	(33	) (b)
	121	93	156	94
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(67)	(52)	(129)	(85)
Other	11	8	(2)	––
	(56)	(44)	(131)	(85)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(14)	(12)	(28)	(23)
Net change in debt	(28)	(19)	11	35
Other	(4)	1	6	(10)
	(46)	(30)	(11)	2
Effect of exchange rate changes on cash and cash equivalents	––	––	1	1
Net increase in cash and cash equivalents	19	19	15	12
Cash and cash equivalents at beginning of period	24	29	28	36
Cash and cash equivalents at end of period	$43	$48	$43	$48

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$49	$48	$97	$96

_____________
(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in second quarter and first six months 2010.
(b)	Includes $14 million of alternative fuel mixture tax credits that were accrued at year-end 2009.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2011	2011	2010	2010	2010
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$118	$93	$93	$114 (a)	$75 (a)
Working capital	3	(58)	(36)	(5)	18
	121	35	57	109	93
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(67)	(62)	(89)	(59)	(52)
Other	11	(13)	9	2	8
	(56)	(75)	(80)	(57)	(44)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(14)	(14)	(12)	(12)	(12)
Net change in debt	(28)	39	7	(36)	(19)
Other	(4)	10	4	––	1
	(46)	35	(1)	(48)	(30)
Effect of exchange rate changes on cash and cash equivalents	––	1	––	––	––
Net increase (decrease) in cash and cash equivalents	19	(4)	(24)	4	19
Cash and cash equivalents at beginning of period	24	28	52	48	29
Cash and cash equivalents at end of period	$43	$24	$28	$52	$48

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$49	$48	$48	$49	$48

_____________
(a)	Includes $15 million of voluntary, discretionary contribution to our defined benefit plan in third and second quarter 2010.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	Second Quarter		First Six Months
	2011	2010	2011	2010
Revenues	(Dollars in millions)
Corrugated packaging
Corrugated packaging	$788	$738	$1,560	$1,449
Paperboard (a)	57	48	106	89
Total corrugated packaging	$845	$786	$1,666	$1,538
Building products
Lumber	$55	$71	$114	$121
Gypsum wallboard	37	40	75	73
Particleboard	41	38	82	74
Medium density fiberboard	18	21	38	39
Fiberboard	7	9	13	16
Other	13	11	23	20
Total building products	$171	$190	$345	$343

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	847	838	1,687	1,684
Paperboard, thousands of tons (a)	109	95	203	186
Total, thousands of tons	956	933	1,890	1,870
Building products
Lumber, mbf	209	205	416	363
Gypsum wallboard, msf	299	326	627	632
Particleboard, msf	117	110	236	217
Medium density fiberboard, msf	31	36	66	71
Fiberboard, msf	36	45	67	79
____________
(a)	Paperboard includes linerboard, corrugating medium, white-top linerboard, and light-weight gypsum facing paper.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)
	Second Quarter		First Quarter	First Six Months
	2011	2010	2011	2011	2010
	($ in millions, except per share)
NET INCOME EXCLUDING SPECIAL ITEMS
Net income in accordance with GAAP	$19	$20	$16	$35	$16
Special items, after-tax:
Costs and asset impairments primarily related to box plant transformation	(4)	(1)	(6)	(10)	(8)
Litigation	1	––	––	1	––
Unsolicited tender offer costs	(1)	––	––	(1)	––
Alternative fuel mixture tax credits, net of costs	––	––	––	––	7
Gain (loss) on purchase and retirement of debt	––	––	(2)	(2)	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	––	(3)
Total special items, after-tax	(4)	(1)	(8)	(12)	(4)
Net income, excluding special items	$23	$21	$24	$47	$20

Net income, per share, in accordance with GAAP	$0.17	$0.18	$0.15	$0.32	$0.15
Special items, after-tax, per share:
Costs and asset impairments primarily related to box plant transformation	(0.04)	(0.01)	(0.05)	(0.09)	(0.08)
Litigation	0.01	––	––	0.01	––
Unsolicited tender offer costs	(0.01)	––	––	(0.01)	––
Alternative fuel mixture tax credits, net of costs	––	––	––	––	0.07
Gain (loss) on purchase and retirement of debt	––	––	(0.02)	(0.02)	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	––	(0.03)
Total special items, after-tax	(0.04)	(0.01)	(0.07)	(0.11)	(0.04)
Net income, per share, excluding special items	$0.21	$0.19	$0.22	$0.43	$0.19
Average basic shares outstanding	108.6	107.9	108.3	108.5	107.8
Average diluted shares outstanding	110.8	109.7	110.3	110.6	109.5
BUILDING PRODUCTS EBITDA
Segment operating income (loss) in accordance with GAAP	$(8)	$15	$(6)	$(14)	$6
Depreciation and amortization	10	10	10	20	21
Building products EBITDA	$2	$25	$4	$6	$27
CORRUGATED PACKAGING RETURN ON INVESTMENT
Return:
Segment operating income in accordance with GAAP	$96
Investment:
Beginning of year total assets or segment assets in accordance with GAAP	$2,475
Adjustments:
Current liabilities	(330)
	$2,145
ROI, Annualized	17.9%